UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 7, 2022

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2022, the board of directors (the “Board”) of VerifyMe, Inc. (the “Company”) appointed Mr. Scott Greenberg to serve as Executive Chairman of the Board, effective immediately. As a result, Mr. Greenberg ceased to be an independent director and stepped down as chair of the Board’s Audit Committee and as a member of the Boards’ Compensation Committee. Mr. Greenberg, age 65, has been serving as the non-executive Chairman of the Board since April 15, 2021 and as a director of the Company since 2019. Mr. Greenberg served as the Chairman of the Board of Directors of GP Strategies Corporation (NYSE:GPX) from August 2018 until October 2021 when it was acquired by Learning Technologies Group. He previously served as Chief Executive Officer of GP Strategies from April 2005 until July 2020. He was also the President of GP Strategies from 2001 to 2006, Chief Financial Officer from 1989 until 2005, Executive Vice President from 1998 to 2001, Vice President from 1985 to 1998, and held various other positions with GP Strategies since 1981. Mr. Greenberg was also a Director of Wright Investors’ Service Holdings, Inc. (OTCMKT:WISH), formerly National Patent Development Corporation, from 2004 to 2015.

On April 7, 2022, in connection with his appointment as Executive Chairman, Mr. Greenberg received an award of 30,000 restricted stock units, each such unit representing the contingent right to receive one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to the terms of the Company’s 2020 Equity Incentive Plan (the “Plan”). These restricted stock units, except as otherwise provided in the award agreement, vest on April 7, 2024 in two equal tranches. Tranche 1 will vest on the second or third anniversary of the date of grant if the Common Stock prior to such date trades at or above $5.00 for 20 consecutive trading days. Tranche 2 will vest on the second or third anniversary of the date of grant if the Common Stock prior to such date trades at or above $7.00 for 20 consecutive trading days. The description of Mr. Greenberg’s restricted stock units awards is not complete and is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement (Employees) pursuant to the 2020 Equity Incentive Plan incorporated herein by reference from Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Mr. Greenberg was not appointed to this position pursuant to any arrangement or understanding with any person. Neither Mr. Greenberg nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

On April 7, 2022, the Company appointed Mr. Adam H. Stedham to the Board, effective immediately. The Board has determined that Mr. Stedham is independent in accordance with applicable Nasdaq listing standards, and an audit committee financial expert in accordance with applicable SEC rules. Mr. Stedham will serve as the chair of the Board’s Audit Committee and as a member of the Board’s Compensation Committee.

Mr. Stedham is entitled to receive restricted stock unit awards under the Plan for his service as a director and chair of a Board committee in accordance with the Company’s director compensation policy. Accordingly, Mr. Stedham received a restricted stock unit award under the Plan for his service as a director in 2022 and as chair of the Audit Committee with a grant date fair value equal to $91,781, which has been prorated based on the date of Mr. Stedham’s appointment as a director of the Company. Each restricted stock unit represents the contingent right to receive one share of the Company’s Common Stock. The restricted stock unit award vests on January 1, 2023, subject to continuous service as a member of the board of directors, and becomes payable upon separation of Mr. Stedham’s service as a director. The description of Mr. Stedham’s restricted stock units award is not complete and is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement (Non-Employees), pursuant to the 2020 Equity Incentive Plan, incorporated herein by reference from Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Mr. Stedham was not appointed as a director of the Company pursuant to any arrangement or understanding with any person. Neither Mr. Stedham nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

On April 7, 2022, the Board appointed Mr. Marshall Geller to serve as non-Executive Vice Chairman of the Board, effective immediately. On April 7, 2022, in connection with his appointment as non-Executive Vice Chairman, Mr. Greenberg received an award of 30,000 restricted stock units, each such unit representing the contingent right to receive one share of Common Stock, subject to the terms of the Plan. These restricted stock units, except as otherwise provided in the award agreement, vest on April 7, 2024 in two equal tranches. Tranche 1 will vest on the second or third anniversary of the date of grant if the Common Stock prior to such date trades at or above $5.00 for 20 consecutive trading days. Tranche 2 will vest on the second or third anniversary of the date of grant if the Common Stock prior to such date trades at or above $7.00 for 20 consecutive trading days. The description of Mr. Geller’s restricted stock units awards is not complete and is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement (Non-Employees) pursuant to the 2020 Equity Incentive Plan incorporated herein by reference from Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: April 11, 2022	By:	/s/ Patrick White
Patrick White
Chief Executive Officer